                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Teradyne, Inc. and its subsidiaries on Form S-8 (File Nos. 333-32547; 333-26045; 33-16077; 33-42352; 33-55123; 333-64683; and 333-07177) of our report dated
January 15, 1999, on our audits of the consolidated financial statements of Teradyne, Inc. and its subsidiaries at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                          PricewaterhouseCoopers LLP


Boston, Massachusetts
March 23, 1999